Exhibit 10.1

TRANSITION AND SEPARATION AGREEMENT

This Transition and Separation Agreement (the “Agreement”) by and between Dr. Ian Friedland (“Executive”) and Achaogen, Inc., a Delaware corporation (the “Company”), is made effective as March 15, 2017 (the “Effective Date”) with reference to the following facts:

A.Executive’s employment with the Company and status as an officer and employee of the Company and each of its affiliates will end effective as of March 15, 2017.

B.Executive and the Company want to establish the obligations of the parties including, without limitation, all amounts due and owing to Executive.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.Employment Termination and Transition Services.

(a)Effective Date. Executive acknowledges and agrees that his status as an officer and employee of the Company will end effective as of the Effective Date. Executive hereby agrees to execute such further document(s) as shall be determined by the Company as necessary or desirable to give effect to the termination of Executive’s status as an officer of the Company and each of its subsidiaries.

(b)Transition Consulting Services. Until July 31, 2017, Executive shall be available to provide transition services to the Company, on a non-exclusive basis, as a consultant and shall provide such transition services in accordance with a Consulting Agreement to be entered into between Executive and the Company substantially in the form attached hereto as Exhibit A (the “Consulting Agreement”). The end of services by Executive under the Consulting Agreement, July 31, 2017, shall be the “Completion Date” for purposes of this Agreement unless the Consulting Agreement is terminated earlier. If additional services are required after the Completion Date, the parties shall mutually agree on another consulting arrangement.

2.Final Paycheck: Payment of Accrued Wages and Expenses.

(a)Final Paycheck. As soon as administratively practicable on or after the Effective Date, the Company will pay Executive all accrued but unpaid base salary and all accrued and unused vacation earned through the Effective Date, subject to standard payroll deductions and withholdings. Executive is entitled to these payments regardless of whether Executive executes the Acceptance of Release.

(b)Business Expenses. The Company shall reimburse Executive for all outstanding expenses incurred prior to the Effective Date which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documenting such expenses. Executive is entitled to these reimbursement regardless of whether Executive executes the Acceptance of Release.

(c)SEC Reporting. Executive acknowledges that to the extent required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), he will have continuing obligations under Section 16(a) and 16(b) of the Exchange Act to report matching transactions, if any, in Company common stock for six (6) months following the Effective Date. Executive further acknowledges that any transactions by Executive involving Company securities will remain subject to securities laws in all respects, including, without limitation, laws regarding trading on the basis of material nonpublic information.

3.Employment Termination Payments and Benefits. Without admission of any liability, fact or claim, the Company hereby agrees, subject to this Agreement becoming effective and irrevocable (the date of such effectiveness and irrevocability, the “Release Effective Date”) and Executive’s performance of his continuing obligations pursuant to this Agreement, the Consulting Agreement and that certain At Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement (the “Confidentiality Agreement”), to provide Executive the severance benefits set forth below.

Specifically, upon Executive’s signing of this Agreement and the separate Acceptance of Release in this Agreement and the passing of any applicable revocation period, the Company and Executive agree as follows:

(a)Severance. Executive shall be entitled to receive an amount equal to nine (9) months of base salary (the aggregate amount, $319,800), payable in a cash lump sum on or before April 15, 2017.

(b)Healthcare Continuation Coverage. Executive’s Company-provided health insurance benefits will end on March 31, 2017. If Executive elects to receive continued healthcare coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall directly pay, or reimburse Executive for, the premiums for Executive and Executive’s covered dependents during the period commencing on the Effective Date and ending on the earlier to occur of (i) the nine-month anniversary of the Effective Date and (ii) the date Executive becomes eligible for comparable coverage under another employer’s plans. After the Company ceases to reimburse or pay premiums pursuant to the preceding sentence, Executive may, if eligible, elect to continue healthcare coverage at Executive’s expense in accordance with the provisions of COBRA.

(c)Time-Based Equity Awards. The unvested portions of the Executive’s (i) options to purchase shares of Company common stock granted on September 25, 2014, Februa1y 5, 2015, and February 26, 2016 (collectively, the “Time-Based Options”) and (ii) restricted stock unit awards granted on March 11, 2015 and Februa1y 26,2016 (together, the “RSU Awards”) at the time of the Effective Date shall continue to vest in accordance with the original vesting schedule of the applicable Time-Based Option or RSU Award while Executive is providing services to the Company pursuant to the Consulting Agreement. In addition, the vesting of the Time-Based Options and the RSU Awards shall accelerate upon the Effective Date in respect of that number of shares of Company common stock underlying such Time-Based Options and RSU Awards that would have vested had Executive’s employment with the Company continued through the nine-month anniversary of the Completion Date, in each case, as set forth on Exhibit A attached hereto. Should Executive satisfy the Consulting Agreement July 31, 2017, then a total of 28,434 options at a strike price of $8.04, 13,949 options at a strike price of $11.78, and 12,838 options at a strike price of $3.65 and 6,125 RSUs will vest on or before July 31, 2017. Any portion of the Time-Based Options and RSU Awards that remains unvested as of the Completion Date shall thereupon be forfeited for no consideration except as set forth in this paragraph. The vested portion of the Time-Based Options shall remain exercisable through the three-month anniversary of the Completion Date. Any vested Time-Based Options not exercised prior to the three-month anniversary of the Completion Date under the Consulting Agreement shall thereupon be forfeited. Executive acknowledges and agrees that to the extent any of Executive’s options to purchase Company common stock have an exercise price per share lower than the closing trading price of the Company’s common stock on the date this agreement is executed, such options shall cease to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) as of the date this Agreement is signed. Executive further acknowledges and agrees that any options to purchase Company common stock that remain unexercised as of the three-month anniversary of the Effective Date shall thereupon constitute a non-qualified stock option.

(d)Performance-Based Equity Awards. To the extent any of the performance goals applicable to Executive’s options to purchase shares of Company common stock granted on September 25, 2014, February 5, 2015, and February 26, 2016 (collectively, the “Performance-Based Option”) are achieved prior to the Completion Date, the Performance-Based Option shall immediately vest in respect of that number of shares of Company common stock that correlates with such performance goal achievement, and Executive shall have until the three-month anniversary of the date Executive ceases to provide services under the Consulting Agreement to exercise the Performance-Based Option in respect of such shares. Any portion of the Performance-Based Option that remains unvested as of the Completion Date shall thereupon terminate. Any portion of the Performance-Based Option that vests and remains unexercised on the three-month anniversary of the Completion Date shall thereupon terminate.

(e)Taxes. Executive understands and agrees that all payments under this Agreement will be subject to appropriate tax withholding and other deductions. To the extent any taxes may be payable by Executive for the benefits provided to him by this Agreement beyond those withheld by the Company, Executive agrees to pay them himself and to indemnify and hold the Company and the other entities released herein harmless for any tax claims or penalties, and associated attorneys’ fees and costs, resulting from any failure by him to make required payments.

(f)Sole Separation Benefit. Executive agrees that the payments provided by this Section 3 are not required under the Company’s normal policies and procedures and are provided as a severance solely in connection with this Agreement. Executive acknowledges and agrees that the payments referenced in this Section 3 constitute adequate and valuable consideration, in and of themselves, for the promises contained in this Agreement.

4.Full Payment. Executive acknowledges that the payment and arrangements herein shall constitute full and complete satisfaction of any and all amounts properly due and owing to Executive as a result of his employment with the Company and the termination thereof. Executive further acknowledges that, other than the Confidentiality Agreement, the

Consulting Agreement and the Indemnification Agreement by and between the Company and Executive (the “Indemnification Agreement”), this Agreement shall supersede each agreement entered into between Executive and the Company regarding Executive’s employment, including, without limitation, any offer letter, employment agreement, severance and/or change in control agreement, and each such agreement other than the agreements evidencing Executive’s equity awards shall be deemed terminated and of no further effect as of the Effective Date.

5.Executive’s Release of the Company. Executive understands that by agreeing to the release provided by this Section 5 and by signing the Acceptance of Release in addition to executing this Agreement, Executive is agreeing not to sue, or otherwise file any claim against, the Company or any of its employees or other agents for any reason whatsoever based on anything that has occurred as of the date Executive signs the Acceptance of Release.

(a)Release. On behalf of Executive and Executive’s heirs, assigns, executors, administrators, trusts, spouse and estate, Executive hereby releases and forever discharges the “Releasees” hereunder, consisting of the Company, and each of its owners, affiliates, subsidiaries, predecessors, successors, assigns, agents, directors, officers, partners, employees, and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to Executive’s hire, employment, remuneration or resignation by the Releasees, or any of them, Claims arising under federal, state, or local laws relating to employment, Claims of any kind that may be brought in any court or administrative agency, including any Claims arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000, et seq.; Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621, et seq.; Civil Rights Act of I 866, and Civil Rights Act of 1991; 42 U.S.C. § 1981, et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C. § 2101 et seq.; the California Fair Employment and Housing Act, as amended, Cal. Lab. Code§ 12940 et seq.; the California Equal Pay Law, as amended, Cal. Lab. Code§§ 1197.S(a),199.5; the Moore-Brown-Roberti Family Rights Act of 1991, as amended, Cal. Gov’t Code §§12945.2, 19702.3; California Labor Code §§ 110 I, I 1 02; the California WARN Act, California Labor Code§§ 1400 et. seq; California Labor Code§§ 1102.S(a),(b); claims for wages under the California Labor Code and any other federal, state or local laws of similar effect; the employment and civil rights laws of California; Claims for breach of contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.

(b)ADEA Specific Waiver and Release. Executive acknowledges that Executive is knowingly and voluntarily waiving and releasing any rights Executive may have under the ADEA. Executive also acknowledges that the consideration given for the waiver and release in above is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive have been advised by this writing, as required by the ADEA, that: (a) Executive’s waiver and release do not apply to any rights or claims that may arise after Executive signs this Agreement; (b) Executive should consult with an attorney prior to signing this Agreement; (c) Executive has until twenty-one (21) days after the Effective Date within which to consider this Agreement (although Executive may choose to voluntarily sign this agreement earlier); (d) Executive has seven (7) days following the date Executive signs this Agreement to revoke the Agreement (the “Revocation Period”); and (e) this Agreement will not be effective until the date upon which the Revocation Period has expired, which will be the eighth day after this Agreement is signed by both parties. If Executive chooses to revoke this agreement, the revocation must be personally delivered or mailed to Zeryn Sarpangal, SVP of Corporate and People Strategy, by email (zsarpangal@achaogen.com) or by mail (7000 Shoreline Court, Suite 731, South San Francisco, CA 94080). If mailed, the revocation must be properly addressed to Ms. Sarpangal and postmarked no later than the last day of the Revocation Period. Executive understands that Executive’s acceptance of any severance benefit at any time after the Effective Date confirms that Executive did not revoke Executive’s assent to this Agreement and, therefore, that it is fully effective and enforceable.

(c)Notwithstanding the generality of the foregoing, Executive does not release the following claims:

(i)Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

(ii)Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation  insurance policy or fund of the Company;

(iii)Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA;

(iv)Claims to any benefit entitlements vested as the date of Executive’s employment termination, pursuant to written terms of any Company employee benefit plan;

(v)Claims for indemnification under the Indemnification Agreement, the Company’s Bylaws, California Labor Code Section 2802 or any other applicable law; and

(vi)Executive’s right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination; provided, however, that Executive does release Executive’s right to secure any damages for alleged discriminatory treatment.

(d)EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

BEING AWARE OF SAID CODE SECTION, EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS EXECUTIVE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

6.Non-Disparagement, Transition, Transfer of Company Property and Limitations on Service. Executive further agrees that:

(a)Non-Disparagement. Executive agrees that he shall not disparage, criticize or defame the Company or the released parties in any manner likely to be harmful to any of them or their business, business reputation or personal reputation, either publicly or privately. The Company agrees that it shall not, and it shall instruct its officers and members of its Board of Directors to not, disparage, criticize or defame Executive, either publicly or privately. Nothing in this Section 6(a) shall have application to any evidence or testimony required by any court, arbitrator or government agency. For purposes of this agreement, “disparage” shall mean to make, publish or communicate any negative, belittling or derogatory statement, whether oral or written. Executive agrees that the obligations under this Paragraph include (without limitation) refraining from publishing any disparaging remark on any blog, online social network or any other website (including, but not limited to, www.glassdoor.com), whether or not such comments are made anonymously. Notwithstanding the foregoing, Executive may respond accurately and fully to any question, inquiry or request for information when required by legal process. This provision does not in any way limit Executive’s right to file a charge with the EEOC or equivalent state or local agencies, or to investigations by any federal, state or local agencies.

(b)Non-Solicitation. For a period of one year following the Completion Date, Executive further acknowledges and reaffirms Executive’s obligation not to solicit Company employees to leave the Company, which also remain in full force and effect. Nothing in this Agreement is intended to interfere with or discourage a good faith disclosure to any governmental entity related to a suspected violation of the law. Executive cannot and will not be held criminally or civilly liable under any federal or state trade secret law for disclosing otherwise protected trade secrets and/or confidential or proprietary information as long as the disclosure is made in (i) confidence to a federal , state, or local government official, directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) a complaint or other document filed in a lawsuit or other proceeding, as long as such filing is made under seal.

(c)Transition. Each of the Company and Executive shall use their respective reasonable efforts to cooperate with each other in good faith to facilitate a smooth transition of Executive’s duties to other executive(s) of the Company.

(d)Transfer of Company Property. On or before the Completion Date, Executive shall turn over to the Company all files, memoranda, records, and other documents, and any other physical or personal property which are the property of the Company and which he had in his possession, custody or control at the time he signed this Agreement.

7.Executive Representations. Executive warrants and represents that (a) he has not filed or authorized the filing of any complaints, charges or lawsuits against the Company or any affiliate of the Company with any governmental agency or court, and that if, unbeknownst to Executive, such a complaint, charge or lawsuit has been filed on his behalf, he will immediately cause it to be withdrawn and dismissed, (b) he has reported all hours worked as of the date of this Agreement and has been paid all compensation, wages, bonuses, commissions, and/or benefits to which he may be entitled and no other compensation, wages, bonuses, commissions and/or benefits are due to him, except as provided in this Agreement, (c) he has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, (d) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject, and (e) upon the execution and delivery of this Agreement by the Company and Executive, this Agreement will be a valid and binding obligation of Executive, enforceable in accordance with its terms.

8.No Assignment by Executive. Executive warrants and represents that no portion of any of the matters released herein, and no portion of any recovery or settlement to which Executive might be entitled, has been assigned or transferred to any other person, firm or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise. If any claim, action, demand or suit should be made or instituted against the Company or any other Releasee because of any actual assignment, subrogation or transfer by Executive, Executive agrees to indemnify and hold harmless the Company and all other Releasees against such claim, action, suit or demand, including necessary expenses of investigation, attorneys’ fees and costs. In the event of Executive’s death, this Agreement shall inure to the benefit of Executive and Executive’s executors, administrators, heirs, distributees, devisees, and legatees. None of Executive’s rights or obligations may be assigned or transferred by Executive, other than Executive’s rights to payments hereunder, which may be transferred only upon Executive’s death by will or operation of law.

9.Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California or, where applicable, United States federal law, in each case, without regard to any conflicts of laws provisions or those of any state other than California.

10.Miscellaneous. This Agreement, collectively with the Confidentiality Agreement, the Indemnification Agreement and the agreements evidencing Executive’s equity awards comprise the entire agreement between the parties with regard to the subject matter hereof and supersedes, in their entirety, any other agreements between Executive and the Company with regard to the subject matter hereof. Executive acknowledges that there are no other agreements, written, oral or implied, and that he may not rely on any prior negotiations, discussions, representations or agreements. This Agreement may be modified only in writing, and such writing must be signed by both parties and recited that it is intended to modify this Agreement. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

11.Company Assignment and Successors. The Company shall assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise). This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns, personnel and legal representatives.

12.Maintaining Confidential Information. Executive reaffirms his obligations under the Confidentiality Agreement. Executive acknowledges and agrees that the payments provided in Section 3 above shall be subject to Executive’s continued compliance with Executive’s obligations under the Confidentiality Agreement.

13.Executive’s Cooperation. After the Completion Date, Executive shall cooperate with the Company and its affiliates, upon the Company’s reasonable request, with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Executive’s duties and responsibilities to the Company or its affiliates during his employment with the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may have come into Executive’s possession during his employment);provided, however, that any such request by the Company shall not be unduly burdensome or interfere with Executive’s personal schedule or ability to engage in gainful employment.

14.Section 409A of the Code. This Agreement is intended, to the greatest extent permitted under law, to comply with the short-term deferral exemption and the separation pay exemption provided in Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other interpretative guidance issued thereunder (“Section 409A”) such that no benefits or payments under this Agreement are subject to Section 409A. Notwithstanding anything herein to the contrary, the timing of any payments under this Agreement shall be made consistent with such exemption. Executive’s right to receive a series of installment payments under this Agreement, if any, shall be treated as a right to receive a series of separate payments. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A, including without limitation any such regulations or other guidance that may be issued after the Completion Date. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder may be subject to Section 409A, the Company may, to the extent permitted under Section 409A cooperate in good faith to adopt such amendments to this Agreement or adopt other appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines are necessary or appropriate to avoid the imposition of taxes under Section 409A; provided, however, that this paragraph shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so. To the extent that any reimbursements payable pursuant to this Agreement are subject to the provisions of Section 409A, such reimbursements shall be paid to Executive no later than December 31 of the year following the year in which the expense was incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, and Executive’s right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.

Executive hereby agrees to the terms and conditions set forth above.

IN WITNESS WHEREOF, the undersigned have caused this Transition and Separation Agreement to be duly executed and delivered as of the date indicated next to their respective signatures below.

/s/ Ian Friedland
DATED:	3/14, 2017	Ian Friedland

ACHAOGEN, INC.

DATED:	March 14, 2017	By:	/s/ Kenneth Hillan
		Name:	Kenneth Hillan
		Title:	Chief Executive Office

ACCEPTANCE OF RELEASE

BEFORE SIGNING MY NAME TO THE RELEASE, I STATE THE FOLLOWING: I HAVE READ THE RELEASE, INCLUDING BUT NO LIMITED TO SECTION 5 ABOVE, CONTAINED IN THIS AGREEMENT, I UNDERSTAND IT AND I KNOW THAT I AM GIVING UP IMPORTANT RIGHTS. I HAVE OBTAINED SUFFICIENT INFORMATION TO INTELLIGENTLY EXERCISE MY OWN JUDGMENT. I HAVE BEEN ADVISED THAT I SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING IT, AND I HAVE SIGNED THE RELEASE KNOWINGLY AND VOLUNTARILY.

Date delivered to employee: March 14, 2017

Deadline for returning release: April 4, 2017

Executed this 14 day of March , 2017

/s/ Ian Friedland
Signature

EXHIBIT A

Exhibit BJ To

Consulting Agreement between Achaogen, Inc. and Planet Pharma, LLC

Dated March 15, 2013

This Exhibit BJ (“Exhibit”) effective as of March 16, 2017 (“Effective Date”), is between Achaogen, Inc. (“Achaogen”) and Planet Pharma, LLC (“Consultant”), and is issued pursuant to the Consulting Agreement between Achaogen and Consultant dated March 15, 2013 and amended January 1, 2016 and November 1, 2016 (“Agreement”). Achaogen and Consultant are sometimes hereinafter referred to jointly as the “Parties” to this Exhibit.

WHEREAS, the Parties wish to have Consultant perform for Achaogen the Services as described below.

NOW THEREFORE, the Parties agree to be bound by the terms and conditions of the Agreement and this Exhibit.

1.Contact. Consultant’s principal contact at Achaogen will be:

Name:Lynn Connolly

Title:VP Late Development

2.Assigned Resource. Consultant’s assigned resource at Achaogen will be:

Name:Dr. Ian Friedland

Title:Development and NDA Consultant

3.Services. Consultant will render to Achaogen the following Services (“Services”):

(i) Support for plazomicin NDA (non-CMC related): strategy discussions, review of key documents (CSR/Clin Overview), FDA interactions;

(ii) Med Affairs: scientific review of materials for ClinSci (platform, lexicon, ad board materials, publications) and support for Ad Boards;

(iii) Management of ARLG studies until NDA submission ready; and

(iv) C-Scape Phase 3 protocol.

4.Compensation.

(a)In consideration of the Services to be performed hereunder, Achaogen will pay Consultant $40,000 per month. The maximum compensation payable through July 31, 2017 for Services described in this Exhibit will not exceed $180,000.

(b)Consultant will submit a monthly invoice for services and expenses to Achaogen by regular mail or by email as noted below:

By regular mail:	Achaogen, Inc.
Attn: Accounts Payable
7000 Shoreline Court, Suite 371

Achaogen/Planet Pharma - Dr. Ian Friedland (TMV)	1

Consulting Agreement 2016 (non govt) Exhibit BJ

South San Francisco, CA 94080
By email:	accounting@achaogen.com

(c)Consultant will submit all invoices for Services and expenses for Services conducted under this Exhibit separately from all other services conducted under the Agreement and any other associated exhibit(s) or amendment(s) thereto. Achaogen will pay each invoice within 30 days of receipt in the absence of a good faith dispute, provided that in case of a dispute the precise nature thereof will be provided to Consultant in writing within the 30-day payment period. In order to be eligible for payment by Achaogen, invoices must be submitted within six (6) months of the provision of services corresponding thereto. Invoices submitted by Consultant more than six (6) months after the provision of services listed in the invoice will not be considered by Achaogen for payment.

(d)Consultant will submit all invoices in a form approved by Achaogen and such invoices will be approved by the contact person listed above. The form shall include the following:

i.	A brief description of Services performed;
ii.	Purchase Order Number 14455; and
iii.	The following statement: “Services performed pursuant to Exhibit BJ of the Consulting Agreement dated March 15, 2013 and associated with the program code 0.0.0.0.”

Achaogen/Planet Pharma - Dr. Ian Friedland (TMV)	2

Consulting Agreement 2016 (non govt) Exhibit BJ

IN WITNESS WHEREOF, the Parties hereto have executed this Exhibit on the date(s) set forth below and it will be effective as of the day and year first above written.

Achaogen, Inc.		Planet Pharma, LLC

By:	/s/ Kenneth Hillan	By:	/s/ Donald Kraus
	(signature)		(signature)

Name:	Kenneth Hillan	Name:	Donald Kraus

Title:	CEO	Title:	Senior Director

Date:	March 14, 2017	Date:

Achaogen/Planet Pharma - Dr. Ian Friedland (TMV)	3

Consulting Agreement 2016 (non govt) Exhibit BJ

EXHIBIT B

ACCELERATED EQUITY AWARDS

Name	ID	Grant Number	Grant Date	Plan/Type	Shares	Price	Vested

Time-based vesting
												Amount to
												vest
												monthly
												until last
Options										Last date of vest		date of vest
		000573	09/25/2014	2014/ISO	49,748	$8.04	32,128			9/25/18		1,036
		N00573	09/25/2014	2014/NQ	47,752	$8.04	30,839			9/25/18		995
		000649	02/05/2015	2014/NQ	51,500	$11.78	25,750			2/5/19		1,073
		000851	02/26/2016	2014/ISO	23,836	$3.65	1			2/26/20		497
		000852	02/26/2016	2014/NQ	20,164	$3.65	10,998			2/26/20		420

												Amount to
											Next vesting	vest at next
RSUs										Last date at vest	date	annual vest
		000655	03/11/2015	2014/RSU	15,000	$0.00	7,500			3/11/19	3/11/18	3,750
		000913	02/26/2016	2014/RSU	9,500	$0.00	2,375			2/26/20	2/26/18	2,375

Performance based vesting
												Amount to
												vested at
											Next vesting	next
										Expiration	threshold	threshold

Options		000577	09/25/2014	2014/NQ	52,500	$8.04	0	Perf based	1	9/25/24	33% at $33	17,500
		000858	02/26/2016	2014/NQ	20,000	$3.65	8,000	Perf based	2	2/26/26	40% at $25	8,000
RSUs		000917	02/26/2016	2014/RSU	4,000	$0.00	1,600	Perf based	2	2/26/26	40% at $25	1,600

				TOTAL	294,000

Perf based equity vesting:

1. 1/3 at $33, 1/3 at $55, $1/3 at $77

2. 40% at $12, 40% at $25, 20% at $55